Exhibit 99.1

MINES MANAGEMENT, INC. 905 WEST RIVERSIDE, SUITE 311 SPOKANE, WA 99201

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E12573-TBD	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MINES MANAGEMENT, INC.

The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain

1.   Approve and adopt the Agreement and Plan of Merger, dated as of May 23, 2016, by and among Mines Management, Inc., Hecla Mining Company, and HL Idaho Corp., as amended on June 29, 2016 and July 29, 2016 (the “merger proposal”).

				☐	☐	☐

2. Adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve and adopt the merger proposal.				☐	☐	☐

3. Approve the compensation that may become payable to Mines Management’s named executive officers in connection with the completion of the merger.				☐	☐	☐

This proxy will be voted as specified. If no specification is made, this proxy will be voted FOR Proposals 1, 2, and 3. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If this proxy contains no specific voting instructions or if any instructions given are not clear, the common shares will be voted FOR Proposals 1, 2, and 3. The appointed proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments or postponements thereof.

The Board of Directors recommends a vote FOR Proposals 1, 2, and 3.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice & Proxy Statement is available at www.proxyvote.com.

E12574-TBD

Mines Management, Inc.

905 W. Riverside, Suite 311

Spokane, WA 99201

This proxy is solicited by the Board of Directors

Special Meeting of Shareholders

September 12, 2016 2:00 PM PDT

The undersigned shareholder(s) hereby appoint(s) Glenn M. Dobbs and Roy G. Franklin, or either of them, each with the power to appoint his substitute, or instead of either of the foregoing [strike out preceding names and print name of alternative appointee in the space provided]                                         , as proxyholder and hereby authorize(s) such proxyholder to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Mines Management, Inc. (the "Company"), held of record by the undersigned on July 5, 2016 at the Special Meeting of Shareholders to be held on September 12, 2016, 2:00 PM Spokane time, at the Lincoln Building, 811 West Riverside Avenue, 2nd Floor Conference Room, Spokane, Washington 99201, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3. THE APPOINTED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side